Exhibit 99.1

March 21, 2008 by email:

To:	Frank Wilde

CC:	Alok Mohan
Tom Wheeler
Phil Loeffel
Rich Connelly

I am hereby resigning from the Board of Riptide Worldwide Inc., effective immediately. The failure of the Company’s management to communicate with the Board has made it impossible for me to continue as a Director.

I will continue to support your efforts to restore shareholder value and move the Company forward.

R. C. Pearson